UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2009

Keithley Instruments, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28775 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On February 25, 2009 Keithley Instruments, Inc. issued a press release reporting the discontinuance of its S600 Series parametric test product line.  The Company will continue to accept orders for S600 Series testers until February 2010 and will continue to provide technical support, calibration, and repair services for five years through February 2014.  The estimated cost of this action is expected to be between $5 and $6 million on a pre-tax basis, which includes approximately $1.2 million for a six percent worldwide reduction in force and approximately $4 to $5 million for non-cash asset impairment charges.  It is expected that the majority of the charges will be recorded in the second quarter ending March 31, 2009.  The majority of the cash expenditures are estimated to be paid within one year by the Company.  The Company’s press release is filed with this Report as Exhibit 99.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain of the statements in this Current Report on Form 8-K that are not historical facts, including those relating to cost reduction measures and cost savings, are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: the Company’s ability to implement and realize the benefits of planned cost savings initiatives and its ability to do so without adversely affecting the Company’s product development program; worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; timing of recognizing shipments to revenue; the Company's ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; the impact on the Company’s shareholders’ equity as a result of discontinuing a product line and cost reduction actions, including potential changes in pension plan assumptions; and the ability of the Company to regain compliance with NYSE continued listing standards.  Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission.  In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved.  Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 2.06     Material Impairments.

The information set forth above in Item 2.05 is incorporated into this item.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.

99. Press Release Dated February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

February 25, 2009	By:	/s/ Mark J. Plush
		Name:	Mark J. Plush
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press Release Dated February 25, 2009